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                               FIRST AMENDMENT TO
                           SALE AND PURCHASE AGREEMENT

                  This First Amendment to Sale and Purchase Agreement (the "First Amendment") is entered into as of July 9, 2000, by and between SHOLODGE, INC., a Tennessee corporation ("ShoLodge"), and PRIME HOSPITALITY CORP., a Delaware corporation ("Prime").

                              W I T N E S S E T H:

                  WHEREAS, ShoLodge and Prime entered into that certain Sale and Purchase Agreement (the "Agreement"), dated March 16, 2000, regarding certain Sumner Suites hotels and development sites as described therein; and

                  WHEREAS, by letter dated April 11, 2000 (the "Termination Letter") Prime terminated the Agreement; and

         WHEREAS, ShoLodge and Prime desire to withdraw the termination of the Agreement pursuant to the Termination Letter; and

                  WHEREAS, ShoLodge and Prime have renegotiated certain terms and provisions of the Agreement and have agreed to the modification of certain terms and provisions of the Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ShoLodge and Prime hereby agree as follows:

         1. Prime hereby withdraws the termination of the Agreement pursuant to the Termination Letter, and ShoLodge and Prime hereby enter into the Agreement, as amended hereby.

         2. The Agreement is hereby amended by deleting the definitions of the terms "Additional Advance Payments", "Additional Buildings", "Additional Equipment", "Additional Hotel Operating Assets", "Additional Hotel Operating Assets Transfer Documents", "Additional Hotel Subsidiaries", "Additional HPT Hotels", "Additional Inventory", "Additional Land", "Additional Operating Agreements", "Additional Property" and "Additional Property Documents" in
Section 1.1 thereof in their entirety.

         3. The Agreement is hereby amended by deleting the definition of the term "Advance Payments" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Advance Payments" means the STI Advance Payments and the Texas Advance Payments.

         4. The Agreement is hereby amended by deleting the definition of the term "Agreement" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

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         "Agreement" means this Sale and Purchase Agreement as amended from time to time.

         5. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Agreement", definitions of the terms "Albuquerque Property' and "Alpharetta Property", as follows:

         "Albuquerque Property" shall have the meaning set forth in Section 5.2(a).

         "Alpharetta Property" shall have the meaning set forth in Section
         5.2(b).

         6. The Agreement is hereby amended by deleting the definition of the term "Assets" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Assets" means collectively the STI Assets, the Texas Property and the Texas Hotel Operating Assets.

         7. The Agreement is hereby amended by deleting the definition of the term "Buildings" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Buildings" means the STI Buildings and the Texas Buildings.

         8. The Agreement is hereby amended by deleting the definition of the term "Closing" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Closing" shall mean the conference to be held at 10:00 a.m., New York, New York time, on the Closing Date, at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or at such other time and place on the Closing Date as the parties may mutually agree to in writing, at which time the transactions contemplated by this Agreement shall be consummated.

         9. The Agreement is hereby amended by deleting the definition of the term "Closing Date" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Closing Date" shall mean the date on which the Closing occurs.

         10. The Agreement is hereby amended by deleting the definition of the term "Closing Documents" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Closing Documents" means all documents to be executed by Prime, a Prime Subsidiary, ShoLodge or a ShoLodge Subsidiary to consummate the transactions contemplated in this Agreement, including, without limitation, the STI Transfer Documents, the Texas Lease, the Texas Hotel Operating Assets Transfer Documents, the Construction Contract and the Reservation Agreement.

         11. The Agreement is hereby amended by deleting the definition of the term "Development Site Purchase Price" in Section 1.1 thereof in its entirety.

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         12. The Agreement is hereby amended by deleting the definition of the term "Development Site Transfer Documents" in Section 1.1 thereof in its entirety.

         13. The Agreement is hereby amended by deleting the definition of the term "Due Diligence Period" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Due Diligence Period" means the period commencing on the Effective Date and ending on July 9, 2000.

         14. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Effective Date", the definition of the term "Effective Closing Date", as follows:

         "Effective Closing Date" means July 9, 2000 at 11:00 p.m. (New York time).

         15. The Agreement is hereby amended by deleting the definition of the term "Equipment" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Equipment" means the STI Equipment and the Texas Equipment.

         16. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term"ERISA", the definition of the term "Escrow Agent", and the definition of the term "Escrow Agreement," as follows:

         "Escrow Agent" shall have the meaning set forth in Section 5.6.

         "Escrow Agreement" shall have the meaning set forth in Section 5.6.

         17. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Existing HPT Hotels", the definition of the term "Fairfax County Option", as follows:

         "Fairfax County Option" shall have the meaning set forth in Section 5.2(b).

         18. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Fairfax County Option", the definition of the term "Fairfax County Property", as follows:

         "Fairfax County Property" shall have the meaning set forth in Section 5.2(b).

         19. The Agreement is hereby amended by deleting the definition of the term "HPT Estoppel Certificate" in Section 1.1 thereof in its entirety.

         20. The Agreement is hereby amended by deleting the definition of the terms "Hotel" and "Hotels" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

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         "Hotel" and "Hotels" shall mean individually one of the Existing HPT
         Hotels or one of the Texas Hotels and collectively the Existing HPT Hotels and the Texas Hotels.

         21. The Agreement is hereby amended by deleting the definition of the term "HPT Assignment and Security Agreement" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "HPT Assignment and Security Agreement" means that certain Assignment and Security Agreement dated as of November 19, 1997 between STI and Landlord, as amended by that certain Second Amendment to Lease Agreement and First Amendment to Incidental Documents dated as of June 29, 1999 among HPT, Landlord, ShoLodge and STI and by that certain Fourth Amendment to Lease Agreement and Amendment to Incidental Documents dated as of May 11, 2000 among HPT, Landlord, ShoLodge and STI, together with such subsequent amendments, modifications and supplements thereto as shall have been approved by Prime in writing prior to execution by STI, such approval not to be unreasonably withheld, delayed or conditioned.

         22. The Agreement is hereby amended by deleting the definition of "HPT Lease" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "HPT Lease" means that certain Lease Agreement dated as of November 19, 1997 between Landlord and STI, as amended or supplemented by those certain letters dated November 19, 1997 among HPT, Landlord, ShoLodge and STI concerning a Declaration of Restrictions recorded in the Allen County, Indiana Recorder's Office as Document Number 95-028307 and environmental matters related to certain property in San Antonio, Texas, respectively, by that certain First Amendment to Lease Agreement dated as of March 5, 1999 between Landlord and STI, by that certain Second Amendment to Lease Agreement and First Amendment to Incidental Documents dated as of June 29, 1999 among HPT, Landlord, ShoLodge and STI, by that certain letter dated June 29, 1999 from STI to Landlord concerning revenues from the sale of liquor, by that certain Third Amendment to Lease Agreement dated as of March 3, 2000 between Landlord and STI and by that certain Fourth Amendment to Lease Agreement and Amendment to Incidental Documents dated as of May 11, 2000 among HPT, Landlord, ShoLodge and STI, together with such subsequent amendments, modifications and supplements thereto as shall have been approved by Prime in writing prior to execution by STI, such approval not to be unreasonably withheld, delayed or conditioned.

         23. The Agreement is hereby amended by deleting the definition of the term "HPT Lease Guaranty" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "HPT Lease Guaranty" means that certain Limited Guaranty Agreement dated as of November 19, 1997 executed by ShoLodge in favor of HPT and Landlord, as

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         amended or supplemented by that certain letter dated November 19, 1997 among HPT, Landlord, ShoLodge and STI concerning a Declaration of Restrictions recorded in the Allen County, Indiana Recorder's Office as Document Number 95-028307, by that certain Second Amendment to Lease Agreement and First Amendment to Incidental Documents dated as of June 29, 1999 among HPT, Landlord, ShoLodge and STI and by that certain Fourth Amendment to Lease Agreement and Amendment to Incidental Documents dated as of May 11, 2000 among HPT, Landlord, ShoLodge and STI, together with such subsequent amendments, modifications and supplements thereto as shall have been approved by Prime in writing prior to execution by ShoLodge, such approval not to be unreasonably withheld, delayed or conditioned.

         24. The Agreement is hereby amended by deleting the definition of the term "HPT Lease Security Deposit" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "HPT Lease Security Deposit" means the "Retained Funds" in the amount of Twenty-Five Million Five Hundred Seventy-Five Thousand Two Hundred and No/100 Dollars ($25,575,200.00) deposited by STI with Landlord to secure the obligations of STI under the HPT Lease.

         25. The Agreement is hereby amended by deleting the definition of the term "HPT Real Property" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "HPT Real Property" means the STI Land and the STI Buildings.

         26. The Agreement is hereby amended by deleting the definition of the term "HPT Security Agreement" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "HPT Security Agreement" means that certain Security Agreement dated as of November 19, 1997 between STI and Landlord, as amended by that certain Second Amendment to Lease Agreement and First Amendment to Incidental Documents dated as of June 29, 1999 among HPT, Landlord, ShoLodge and STI, by that certain Second Amendment to Security Agreement dated as of March 3, 2000 between Landlord and STI and by that certain Fourth Amendment to Lease Agreement and Amendment to Incidental Documents dated as of May 11, 2000 among HPT, Landlord, ShoLodge and STI, together with such subsequent amendments, modifications and supplements thereto as shall have been approved by Prime in writing prior to execution by STI, such approval not to be unreasonably withheld, delayed or conditioned.

         27. The Agreement is hereby amended by deleting the definition of the term "HPT Stock Pledge" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

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         "HPT Stock Pledge" means that certain Stock Pledge dated as of November
         19, 1997 made by ShoLodge in favor of Landlord, as amended by that certain Second Amendment to Lease Agreement and First Amendment to Incidental Documents dated as of June 29, 1999 among HPT, Landlord, ShoLodge and STI and by that certain Fourth Amendment to Lease
         Agreement and Amendment to Incidental Documents dated as of May 11,
         2000 among HPT, Landlord, ShoLodge and STI, together with such subsequent amendments, modifications and supplements thereto as shall have been approved by Prime in writing prior to execution by ShoLodge, such approval not to be unreasonably withheld, delayed or conditioned.

         28. The Agreement is hereby amended by deleting the definition of the term "Inventory" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Inventory" means the STI Inventory and the Texas Inventory.

         29. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Moore", the definition of the term "Mt. Laurel Option", as follows:

         "Mt. Laurel Option" shall have the meaning set forth in Section 5.2(a).

         30. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Mt. Laurel Option", the definition of the term "Mt. Laurel Property", as follows:

         "Mt. Laurel Property" shall have the meaning set forth in Section
         5.2(a).

         31. The Agreement is hereby amended by deleting the definition of the term "Operating Agreements" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Operating Agreements" means the STI Operating Agreements and the Texas Operating Agreements.

         32. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Operating Agreements", the definition of the term "Option", as follows.

         "Option" means, respectively, each of the Mt. Laurel Option and the Fairfax County Option.

         33. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Option", the definition of the term "Option Agreement", as follows.

         "Option Agreement" means the Exchange Option Agreement applicable to each respective Option.

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         34. The Agreement is hereby amended by deleting the definition of the term "Permitted Exceptions" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Permitted Exceptions" means (a) with respect to all Assets, (i) liens for taxes, assessments and governmental charges with respect to an Asset not yet due and payable or due and payable but not yet delinquent or as to which adequate reserves are provided therefor, (ii) those Encumbrances to be created pursuant to this Agreement, and (iii) such other Encumbrances as shall be approved or deemed approved by Prime pursuant to Section 12.1; (b) with respect to the HPT Real Property only, the HPT Lease; (c) with respect to the Texas Property only, the Texas Lease; (d) with respect to the Hendersonville, Tennessee Hotel only, the Hendersonville Restriction; and (e) with respect to the Real Property only, applicable zoning regulations and ordinances provided the same do not prohibit or impair in any material respect use of such Real Property as a hotel as currently operated or constructed.

         35. The Agreement is hereby amended by adding in Section 1.1 thereof, immediately following the definition of the term "Prime", the definition of the term 'Prime Development Site", as follows:

         "Prime Development Site" shall have the meaning set forth in Section
         7.1.

         36. The Agreement is hereby amended by deleting the definition of the term "Prime HPT Subsidiary" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Prime HPT Subsidiary" means Glen Rock Holding Corp., a Delaware corporation and a wholly-owned subsidiary of Prime, and its successors and permitted assigns.

         37. The Agreement is hereby amended by deleting the definition of the term "Prime Texas Subsidiary" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Prime Texas Subsidiary" means May-Ridge, L.P., a Delaware limited partnership all of the partnership interests of which are owned, directly or indirectly, by Prime, and its successors and permitted assigns.

         38. The Agreement is hereby amended by deleting the definition of the term "Real Property" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

         "Real Property" means the STI Land, the STI Buildings, the Texas Land and the Texas Buildings.

         39. The Agreement is hereby amended by deleting the definition of the term "ShoLodge Subsidiaries" in Section 1.1 thereof in its entirety and inserting in lieu thereof the following:

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         "ShoLodge Subsidiaries" means STI, Southeast, the Development Site
         Subsidiaries and Moore.

         40. The Agreement is hereby amended by adding in Section 1.1 thereof, at the end thereof, the definition of the term "Unavoidable Delays" as follows:

         "Unavoidable Delays" shall mean delays caused by governmental orders or edicts, governmental rationing or allocation of materials, strikes, lockouts, fires, acts of God, disasters, riots, unreasonable delays in transportation, shortages of labor or materials or any other cause beyond the control of ShoLodge, Moore or a Development Site Subsidiary, as applicable.

         41. The Agreement is hereby amended by changing all references to "Closing Date" in Section 2.1 thereof to "Effective Closing Date".

         42. The Agreement is hereby amended by changing all references to "Closing Date" in Section 2.2 thereof to "Effective Closing Date".

         43. The Agreement is hereby amended by deleting Section 2.3 thereof in its entirety and inserting in lieu thereof the following:

         2.3 HPT Lease Guaranty. Prime will pay to ShoLodge at Closing the sum of Fourteen Million and No/100 Dollars ($14,000,000.00) in cash or other immediately available funds in exchange for the absolute assignment by ShoLodge to Prime of all right, title and interest of ShoLodge in and to the HPT Lease Guaranty Deposit, so long as Prime has received a fully executed counterpart of the HPT Lease Amendment. Prime acknowledges that such Guaranty Deposit shall continue to be held by HPT to secure the obligations of ShoLodge under the HPT Lease Guaranty. All accrued but unpaid interest on the HPT Lease Guaranty Deposit for the period prior to and including the Effective Closing Date shall be paid to ShoLodge by HPT, and all interest on the HPT Lease Guaranty Deposit after the Effective Closing Date shall be paid to Prime by HPT which then will be contributed to the Prime HPT Subsidiary by Prime.

         44. The Agreement is hereby amended by changing the reference to "Closing Date" in the first sentence of Section 2.5 thereof to "Effective Closing Date".

         45. The Agreement is hereby amended by deleting Article III thereof in its entirety and inserting in lieu thereof the following:

                                   ARTICLE III
                             [INTENTIONALLY DELETED]

         46. The Agreement is hereby amended by changing all references to "Closing Date" in Section 4.1 thereof to "Effective Closing Date".

         47. The Agreement is hereby amended by changing all references to "Closing Date" in Section 4.2 thereof to "Effective Closing Date".

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         48. The Agreement is hereby amended by deleting Section 4.3 thereof in its entirety and inserting in lieu thereof the following:

         4.3 Lease of Texas Property. The lease of the Texas Property from Southeast to the Prime Texas Subsidiary shall be effected by lease (the "Texas Lease") which contains terms and provisions reasonably satisfactory to Prime, but Prime shall not have reason to object to any terms and provisions which are in the HPT Lease unless an objection to such terms and provisions is made in accordance with the provisions of
         Section 12.1; provided, however, (i) the Texas Lease shall require an audit of hotel revenues only unless and until the Texas Property is sold to HPT or an Affiliate of HPT, at which time an audit of the Prime Texas Subsidiary shall be required if requested by such transferee,
         (ii) the Prime Texas Subsidiary shall be deemed to have deposited "Retained Funds" in the amount of Three Million One Hundred Twenty-Seven Thousand Eight Hundred and No/100 Dollars ($3,127,800.00), and (iii) the minimum annual rent under such lease with respect to the Texas Property shall be (A) Two Million Nine Hundred Twelve Thousand Two Hundred Forty-Four and No/100 Dollars ($2,912,244.00), allocated as set forth in Exhibit P attached hereto and incorporated herein by this reference, prior to July 1, 2011, and (B) Three Million One Hundred Twenty-Seven Thousand Eight Hundred and No/100 Dollars ($3,127,800.00), allocated as set forth in Exhibit P attached hereto and incorporated herein by this reference, after June 30, 2011. Notwithstanding anything to the contrary, in the event that (x) either (1) any portion of the HPT Lease Security Deposit which relates to an Existing HPT Hotel (or a hotel exchanged for an Existing HPT Hotel as contemplated in the last sentence of Section 11.6) is either (A) returned to Prime or the Prime HPT Subsidiary prior to June 30, 2013 for any reason or (B) applied against any obligation of the Prime HPT Subsidiary in accordance with the terms of the HPT Lease prior to June 30, 2013 due to a default by the Prime HPT Subsidiary under the HPT Lease, or (2) any portion of the HPT Lease Security Deposit is paid to ShoLodge and Prime pursuant to the last sentence of the initial paragraph of Section 5.3 or the last sentence of the third paragraph of Section 5.4, then (y) the minimum annual rent payable under the Texas Lease prior to July 1, 2011 (as previously increased, if applicable), shall be increased by an amount calculated by first determining the monthly amount that if invested at nine percent (9%) for the number of months between the date of calculation and June 30, 2013 (disregarding partial months) would equal the reduction in the amount payable by Prime to ShoLodge pursuant to
         Section 18.3 as a result of the event requiring such calculation (and assuming for the purpose of calculating such reduction only that minimum annual rent is increased as a result of such event and paid in a timely manner) and then multiplying such amount by twelve (12), such increase in minimum annual rent to be allocated among the Texas Hotels in the same proportion as the minimum annual rent is allocated among the Texas Hotels before such calculation. The calculation of minimum annual rent under the Texas Lease as set forth in part (y) of the preceding sentence is described in Exhibit T attached hereto and incorporated herein by this reference. In the event of any conflict between the calculation of minimum annual rent as set forth in (A) part
         (y) above and (B) Exhibit T, the terms of Exhibit T shall govern. The obligations

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         of the Prime Texas Subsidiary under the Texas Lease shall be secured by a security interest in the personal property located at the Texas Real Property and in the "FF&E Reserve" created pursuant to the Texas Lease and by a pledge of the partnership interests of the Prime Texas Subsidiary pursuant to documents which contain terms and provisions reasonably satisfactory to Prime, but Prime shall not have reason to object to any terms and provisions which are in the HPT Security Agreement, the HPT Assignment and Security Agreement or the HPT Stock Pledge unless an objection to such terms and provisions is made in accordance with the provisions of Section 12.1. The Texas Property shall be leased by the Prime Texas Subsidiary free and clear of all Encumbrances, but subject to the Permitted Exceptions which relate to the Texas Property and to the Texas Operating Agreements. From and after Closing, all liabilities of Southeast under the Texas Operating Agreements and under the instruments creating the Permitted Exceptions which relate to the Texas Property which first accrue after the Effective Closing Date shall be the responsibility of the Prime Texas Subsidiary. The obligation of Southeast to deliver the "Retained Funds" upon the expiration of the Texas Lease pursuant to the terms thereof shall be guaranteed by ShoLodge pursuant to an instrument in form and substance reasonably satisfactory to Prime and ShoLodge, but such undertaking by ShoLodge shall terminate upon the transfer of the Texas Property to HPT or an Affiliate of HPT or to another Person whose net worth on the date of such transfer is equal to or greater than ten (10) times the unapplied balance of the "Retained Funds" held pursuant to the Texas Lease, provided that such transferee has assumed the obligation of Southeast to deliver the "Retained Funds" upon the expiration of the Texas Lease by written documents in form and substance reasonably acceptable to Prime.

         49. The Agreement is hereby amended by changing the reference to "Closing Date" in the last sentence of Section 4.4 thereof to "Effective Closing Date".

         50. The Agreement is hereby amended by deleting Section 4.5 thereof in its entirety and inserting in lieu thereof the following:

                       Section 4.5 [Intentionally Deleted]

         51. The Agreement is hereby amended by changing the reference to "Closing Date" in the first sentence of Section 4.7 thereof to "Effective Closing Date".

         52. The Agreement is hereby amended by deleting the words "Prime and Southeast shall enter into a license or franchise agreement whereby Southeast is given the right to operate the Texas Hotels as "AmeriSuites" hotels, which agreement shall be" from the first sentence of Section 4.8 thereof and inserting in lieu thereof the words "Southeast shall have the option, but not the obligation, to operate each of the Texas Hotels as an "AmeriSuites" hotel pursuant to".

         53. The Agreement is hereby amended by deleting Section 4.9 thereof in its entirety.

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         54. The Agreement is hereby amended by deleting Article V thereof in its entirety and inserting in lieu thereof the following:

                                    ARTICLE V
                                DEVELOPMENT SITES

                  5.1 Construction on Development Sites. ShoLodge hereby agrees to cause an AmeriSuites hotel to be constructed on each parcel of property more particularly described on Exhibit D attached hereto and incorporated herein by this reference (or on an alternative site or sites as shall be acceptable to Landlord and Prime in their absolute discretion) (the "Development Sites"). ShoLodge shall cause each Development Site Subsidiary to pay all costs and expenses for the construction of such hotel on its respective Development Site. Each such hotel shall be constructed in accordance with the plans and specifications which have been filed by ShoLodge, Moore or the applicable Development Site Subsidiary, as appropriate, with the respective building code officials, but with the hotel to be built on the Mt. Laurel, New Jersey Development Site to have one hundred twenty-five (125) units and the hotel to be built on the Fairfax County, Virginia Development Site to have one hundred twenty-four (124) units and with finishes and signages to be in accordance with the plans and specifications described on Exhibit K attached hereto and incorporated herein by this reference, all in accordance with any applicable laws, regulations, statutes and orders. On or prior to the Closing Date, ShoLodge shall deliver to Prime (i) a copy of the plans and specifications described in the preceding sentence and (ii) a schedule which sets forth: (a) the projected times for the commencement and completion of each stage of construction, including, but not limited to, the dates of substantial completion and the final completion; (b) required delivery dates of materials; (c) the percentage of completion of construction at the end of each stage; and
         (d) the proportionate amount of the total construction cost allocated to each such stage of construction. Subject to Unavoidable Delays to the extent permitted by Landlord pursuant to the documentation which evidences Landlord's exchange option with respect to the Development Sites as described in Section 10.6 and in Section 11.6 hereof, ShoLodge shall cause such construction to be completed including, without limitation, installation of the AmeriSuites signages by the later of
         (i) September 30, 2001, or (ii) the date fifteen (15) months from the Closing Date (or such later date as shall be permitted by Landlord pursuant to the documentation which evidences Landlord's exchange option with respect to the Development Sites as described in Section
         10.6 and in Section 11.6 hereof). Prime shall have the right, during normal business hours and with prior notice to ShoLodge, to periodically (i) inspect the construction of each hotel and (ii) review the timing and cost of such construction with Moore and the architect for each hotel. In conducting such inspections, Prime shall use its best efforts to avoid disrupting ongoing construction activities and shall indemnify and hold ShoLodge, Moore and the Development Site Subsidiaries harmless from and against any and all claims for damages by third parties for damage to property or personal injuries to the extent arising out of or attributable to such inspections by Prime or Prime's employees or agents. The construction contract between each

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         Development Site Subsidiary and Moore shall provide that such contract is assignable to Prime without the consent of Moore and that Prime shall be a third party beneficiary thereunder. Prime shall not exercise any rights as such third party beneficiary unless and until the occurrence of, and during the continuance of, an Event of Default as described in Subsections (iv), (v), (vi), (vii), (viii), (ix) or (xiii) of Section 10.1 of each Option Agreement.

                  Upon the occurrence and continuance of any such Event of Default, Prime and/or its designees shall (i) have the right to enter upon the Mt. Laurel Property and/or the Fairfax County Property to complete Completion (as defined under the Option) in accordance with the applicable Option and (ii) use the balance of the Deposit (as defined in the Escrow Agreement) in connection with the Completion. If Prime or its designee undertakes the work to complete the Completion in accordance with the applicable Option, upon Completion and opening of the applicable hotel as an "AmeriSuites" hotel to the public, Prime shall pay an amount equal to unreimbursed actual costs expended by the applicable Development Site Subsidiary in connection with the Completion from the balance of the Deposit after deducting any unpaid portion of the Exchange Shortfall Amount.

                  5.2 Exchange of Development Sites. Upon completion of the construction of each hotel as set forth in Section 5.1 and if Landlord exercises its exchange option applicable to such property as described in Section 10.6 and in Section 11.6 hereof, the following exchanges shall take place:

                  (a) The Mt. Laurel, New Jersey Development Site (being the property described on pages D-2 and D-3 of Exhibit D attached hereto), along with the hotel and all other improvements located thereon and all furniture, fixtures and equipment used in the operation of a hotel thereon (collectively, the "Mt. Laurel Property") shall be transferred from the Development Site Subsidiary which owns the Mt. Laurel Property to Landlord in exchange for the STI Land located in Albuquerque, New Mexico (being the property described on page A-5 of Exhibit A attached hereto), along with the hotel and all other improvements located thereon and all furniture, fixtures and equipment used in the operation of a hotel thereon (collectively, the "Albuquerque Property") (the "Mt. Laurel Option"). All documents and instruments necessary for the transfer of the Mt. Laurel Property to Landlord and for the transfer of the Albuquerque Property to ShoLodge or its designee shall be in form and substance reasonably satisfactory to Landlord and to ShoLodge or its designee. Simultaneously with the consummation of the exchange transaction set forth above, the HPT Lease shall be amended to add the Mt. Laurel Property thereto and to delete the Albuquerque Property therefrom, such amendment to be in form and substance reasonably satisfactory to Landlord and Prime.

                  (b) The Fairfax County, Virginia Development Site (being the property described on page D-4 of Exhibit D attached hereto), along with the hotel and all other improvements located thereon and all furniture, fixtures and equipment used in the operation of a hotel thereon (collectively, the "Fairfax County Property") shall be transferred from the Development Site Subsidiary which owns the Fairfax County Property to Landlord in exchange for the STI Land located in Alpharetta, Georgia (being the property described on pages A-27 and A-28 of Exhibit A attached hereto), along with the hotel and all other improvements located thereon and all furniture, fixtures and equipment used in the operation of a hotel thereon (collectively, the "Alpharetta Property") (the "Fairfax County Option"). All documents and instruments necessary for the transfer of the Fairfax County Property to Landlord and for the transfer of the Alpharetta Property to ShoLodge or its designee shall be in form and substance reasonably satisfactory to Landlord and to ShoLodge or its designee. Simultaneously with the consummation of the exchange transaction set forth above, the HPT Lease shall be amended to add the Fairfax County Property thereto and to delete the Alpharetta Property therefrom, such amendment to be in form and substance satisfactory to Landlord and Prime.

                  At the closing of any such exchange as contemplated herein and upon Landlord's authorization (without any obligations imposed on Prime, contingent or otherwise) and release of Prime and/or the Prime HPT Subsidiary with respect to the FF&E Reserve to be delivered to ShoLodge under the FF&E Pledge and/or the Deposit Account Control Agreement (both as defined or described in the HPT Lease Amendment), Prime shall cause the Prime HPT Subsidiary to deliver to ShoLodge an amount equal to the sum of the "FF&E Reserve" created pursuant to the HPT Lease allocable to the Existing HPT Hotel being exchanged as of the Effective Closing Date plus all deposits into such "FF&E Reserve" following the Effective Closing Date allocable to the Existing HPT Hotel being exchanged, less expenditures with respect to such Existing HPT Hotel reimbursed from such "FF&E Reserve" following the Effective Closing Date; provided, however, that the amount to be delivered to ShoLodge pursuant to this paragraph for a particular exchange shall not exceed an amount equal to the portion of the "FF&E Reserve" released by Landlord in connection with such exchange less any amount which the Prime HPT Subsidiary is obligated to deposit into the "FF&E Reserve" at the closing of the exchange with respect to the hotel exchanged for such Existing HPT Hotel.

                  5.3 Purchase of Property by ShoLodge. In the event Landlord exercises its put option with respect to one or both of the Alpharetta Property and the Albuquerque Property as described in Section 9(c) of the HPT Lease Amendment, then in such event ShoLodge shall purchase from Landlord the Alpharetta Property and/or the Albuquerque Property, as applicable, for the price as set forth in the HPT Lease Amendment. At the closing of any such purchase by ShoLodge as contemplated herein and upon Landlord's authorization (without any obligations imposed on Prime, contingent or otherwise) and release of Prime and/or the Prime HPT Subsidiary with respect to the FF&E Reserve to be delivered to ShoLodge under the FF&E Pledge and/or the Deposit Account Control Agreement (both as defined or described in the HPT Lease Amendment), Prime shall cause the Prime HPT Subsidiary to deliver to ShoLodge an amount equal to the sum of the "FF&E Reserve" created pursuant to the HPT Lease allocable to such acquired property as of the Effective Closing Date plus all deposits into such "FF&E Reserve" following the Effective Closing Date allocable to such acquired property, less expenditures with respect to such acquired property reimbursed from such "FF&E Reserve" following the Effective Closing Date; provided, however, that the amount to be delivered to ShoLodge pursuant to this paragraph for a particular purchase shall not exceed an amount equal to the portion of the "FF&E Reserve" released by Landlord in connection with such purchase less any amount which the Prime HPT Subsidiary is obligated to deposit into the "FF&E Reserve" at the closing of such purchase and as a result of such purchase. Further, if in connection with any such purchase as contemplated herein, the HPT Lease Security Deposit which relates to such acquired property is returned by Landlord and the lien of Landlord therein is released, such returned portion of the HPT Lease Security Deposit shall be paid as follows:

                  (a) an amount equal to the present value of the returned portion of the HPT Lease Security Deposit on the date of payment assuming payment on June 30, 2013 and assuming a discount rate of nine percent (9%), plus the present value of the rent reduction in Section
                           4.3 attributable to this portion of the HPT Lease Security Deposit from the date such portion of the HPT Lease Security Deposit is returned to June 30, 2011, assuming a discount rate of nine percent (9%), shall be paid to Prime; and

                  (b) the balance of the returned portion of the HPT Lease Security Deposit shall be paid to ShoLodge.

                  At the closing of any such purchase by ShoLodge as contemplated herein and for no additional consideration, Prime shall cause the Prime HPT Subsidiary to sell, convey, transfer, assign and deliver to ShoLodge or its designee, without any representation or warranty whatsoever, all the following (subject to Landlord having released any lien which Landlord may have on such property):

                  (a) all merchandise, inventories, materials and supplies used or intended for use or held for use in connection with and located on the closing date of such purchase at the transferred hotel;

                  (b) all reservation and advance booking deposits and guest deposits (including interest, if any, accrued thereon) for guests or future guests of the transferred hotel existing on the closing date of such purchase;

                  (c) to the extent assignable, all of the right, title and interest of the Prime HPT Subsidiary, if any, in and to all service contracts, vendor agreements, maintenance agreements, utility contracts, cable service agreements, advertising agreements, equipment leases and similar operating agreements relating to the transferred hotel and in effect on the closing date of such purchase;

                  (d) to the extent assignable, all of the right, title and interest of the Prime HPT Subsidiary, if any, in and to licenses and permits for the sale and on-premises consumption of liquor and other alcoholic beverages at the transferred hotel in effect on the closing date of such purchase; and

                  (e) all vehicles owned by the transferor and located at and used in connection with the transferred hotel on the closing date of such purchase.

                  Further, at the closing of any such purchase as contemplated herein, revenues and expenses respecting the acquired properties shall be credited or charged, as the case may be, similar to the adjustments with respect to the Hotels as specified in Section 9.1 so that the Prime HPT Subsidiary is given a credit or charge, as the case may be, for all revenues and expenses respecting the transferred assets which are attributable to operations before the closing date of the acquisition, and the buyer of a particular property is given a credit or charge, as the case may be, for all such revenues and expenses attributable to operations on and after the closing date of the acquisition.

                  Following the closing of any purchase as contemplated herein, the Prime HPT Subsidiary shall cooperate with the transferee in its efforts to obtain new operating permits and licenses for the transferred hotel or modifications to existing operating permits and licenses or, to the extent permitted by applicable law, to maintain the existing operating permits and licenses in effect until such time as the new or modified operating permits and licenses may be obtained. Until such time as such new or modified operating permits and licenses are obtained, the Prime HPT Subsidiary, to the extent permitted by applicable law, shall take all steps reasonably necessary to enable the current operating permits and licenses, if any, to be used in the operation of the transferred hotel and to permit the continued operation of the transferred hotel, including, without limitation, the uninterrupted sale and serving of alcoholic beverages at the transferred hotel, if applicable. All costs and expenses incurred by Prime and/or the Prime HPT Subsidiary in connection with the foregoing shall be paid by ShoLodge, and ShoLodge shall defend, indemnify and hold Prime and/or the Prime HPT Subsidiary harmless from and against any and all loss, expense (including, without limitation, reasonable attorney's fees and court costs arising from the enforcement of this indemnity), damage and liability arising from the foregoing.

                  5.4 Purchase of Property by Prime. In the event (i) Landlord exercises its put option with respect to one or both of the Alpharetta Property and the Albuquerque Property as described in Section 9(c) of the HPT Lease Amendment, (ii) ShoLodge defaults in its obligation to acquire a put property within 10 days of the Landlord's exercise of its put option and otherwise in compliance with Section 5.3 hereof, and
         (iii) Prime or an Affiliate of Prime sends notice to Landlord that ShoLodge has failed to acquire such put property and that it will purchase such put property pursuant to the exercise by Landlord of its put option as described in Section 9(c) of the HPT Lease Amendment, then, in such event, simultaneously with the closing of the acquisition of such put property by Prime, the following exchanges shall take place: (x) if ShoLodge has failed to purchase and Prime is to purchase the Albuquerque Property, ShoLodge shall cause the Development Site Subsidiary which owns the Mt. Laurel Property to transfer the Mt. Laurel Property to Prime or its designee, (y) if ShoLodge has failed to purchase and Prime is to purchase the Alpharetta Property, ShoLodge shall cause the Development Site Subsidiary which owns the Fairfax County Property to transfer the Fairfax County Property to Prime or its designee and (z) if ShoLodge has failed to purchase and Prime is to purchase either or both of the Albuquerque Property and/or Alpharetta Property, ShoLodge shall pay the applicable Exchange Shortfall Amount (as defined below) in exchange for the applicable put property. Upon, ShoLodge's payment of the Exchange Shortfall Amount, Prime shall pay the applicable Development Site Subsidiary the balance of the Deposit, if any (as defined in the Escrow Agreement). All documents and instruments necessary for such exchange shall be in form and substance reasonably acceptable to ShoLodge or its designee and to Prime.

                  In addition to the provisions of the preceding paragraph, if Prime acquires one or both of the Alpharetta Property and the Albuquerque Property pursuant to the exercise by Landlord of its put option as described in Section 9(c) of the HPT Lease Amendment, ShoLodge shall pay to Prime with respect to each such acquired property an amount equal to the difference between (an "Exchange Shortfall Amount") (i) the sum of (x) purchase price paid by Prime to Landlord for such property and (y) amounts incurred by Prime in connection with Completion under the Fairfax County Option or Mt. Laurel Option, as applicable, in excess of the portion of the Deposit (as defined in the Escrow Agreement) paid to Prime and (ii) an amount equal to the number of units at the Fairfax County Option (i.e., 124 units) or the Mt. Laurel Option (i.e., 125 units), as applicable, multiplied times Seventy-Six Thousand Five Hundred and No/100 Dollars ($76,500) per unit. Such payment shall be made by ShoLodge in immediately available funds simultaneously with the closing of Prime's purchase of the applicable property.

                  At the closing of any such exchange as contemplated herein and upon Landlord's authorization (without any obligations imposed on Prime, contingent or otherwise) and release of Prime and/or the Prime HPT Subsidiary with respect to the FF&E Reserve to be delivered to ShoLodge under the FF&E Pledge and/or the Deposit Account Control Agreement (both as defined or described in the HPT Lease Amendment), Prime shall cause the Prime HPT Subsidiary to deliver to ShoLodge an amount equal to the sum of the "FF&E Reserve" created pursuant to the HPT Lease allocable to the Existing HPT Hotel being exchanged as of the Effective Closing Date plus all deposits into such "FF&E Reserve" following the Effective Closing Date allocable to such Existing HPT Hotel being exchanged, less expenditures with respect to such Existing HPT Hotel reimbursed from such "FF&E Reserve" following the Effective Closing Date; provided, however, that the amount to be delivered to ShoLodge pursuant to this paragraph for a particular exchange shall not exceed an amount equal to the portion of the "FF&E Reserve" released by Landlord in connection with the purchase of such Existing HPT Hotel by Prime, less any amount which the Prime HPT Subsidiary is obligated to deposit into the "FF&E Reserve" at the closing of such purchase and as a result of such purchase. Further, if in connection with any purchase by Prime of a put property as contemplated herein, the HPT Lease Security Deposit which relates to such acquired property is returned by Landlord and the lien of Landlord therein is released, then at the closing of the exchange contemplated herein such returned portion of the HPT Lease Security Deposit shall be paid as follows:

                  (a) an amount equal to the present value of the returned portion of the HPT Lease Security Deposit on the date of payment assuming payment on June 30, 2013 and assuming a discount rate of nine percent (9%), plus the present value of the rent reduction in Section
                           4.3 attributable to this portion of the HPT Lease Security Deposit from the date such portion of the HPT Lease Security Deposit is returned to June 30, 2011, assuming a discount rate of nine percent (9%), shall be retained by Prime or the Prime HPT Subsidiary; and

                  (b) the balance of the returned portion of the HPT Lease Security Deposit shall be paid to ShoLodge

                  The provisions of this Section 5.4 set forth the sole and exclusive remedy available to Prime for any default by ShoLodge in its obligation to purchase a put property as described in Section 5.3. Prime, however, shall have any and all remedies available to it at law or in equity in the event ShoLodge fails to perform its obligations set forth in this Section 5.4.

                  Nothing contained herein is intended to relieve ShoLodge from causing the Development Site Subsidiary which owns the Mt. Laurel Property and/or Fairfax County Property to transfer to Prime or its designee the Mt. Laurel Property and/or the Fairfax County Property in the event it fails to pay to Prime the applicable Exchange Shortfall Amount. ShoLodge acknowledges (i) its obligation to cause such transfers of the Mt. Laurel Property and/or the Fairfax County Property to Prime or its designee is independent of Prime's obligation to transfer the applicable put property to ShoLodge and (ii) the applicable put property or put properties will be transferred to ShoLodge upon (x) its payment to Prime of the applicable Exchange Shortfall Amount and (y) Completion, including without limitation, the opening of the Mt. Laurel Property and/or the Fairfax County Property, as applicable, as an "AmeriSuites" hotel to public.

                  5.5 Operating Assets. At the closing of any exchange as contemplated in Section 5.2 or in Section 5.4 and for no additional consideration, ShoLodge shall cause the applicable Development Site Subsidiary to sell, convey, transfer, assign and deliver to the Prime HPT Subsidiary, and Prime shall cause the Prime HPT Subsidiary to sell, convey, transfer, assign and deliver to ShoLodge or its designee, without any representation or warranty whatsoever, all the following (subject to Landlord having released any lien which Landlord may have on such property):

                  (a) all merchandise, inventories, materials and supplies used or intended for use or held for use in connection with and located on the closing date of such exchange at the transferred hotel;

                  (b) all reservation and advance booking deposits and guest deposits (including interest, if any, accrued thereon) for guests or future guests of the transferred hotel existing on the closing date of such exchange;

                  (c) to the extent assignable, all of the right, title and interest of the transferor, if any, in and to all service contracts, vendor agreements, maintenance agreements, utility contracts, cable service agreements, advertising agreements, equipment leases and similar operating agreements relating to the transferred hotel and in effect on the closing date of such exchange;

                  (d) to the extent assignable, all of the right, title and interest of the transferor, if any, in and to licenses and permits for the sale and on-premises consumption of liquor and other alcoholic beverages at the transferred hotel in effect on the closing date of such exchange; and

                  (e) all vehicles owned by the transferor and located at and used in connection with the transferred hotel on the closing date of such exchange.

         Further, ShoLodge shall cause to be delivered to Prime a copy of all surveys, warranties, specifications and plans and as-built drawings, if any, in the possession of ShoLodge or an Affiliate of ShoLodge which relate to any property transferred to Landlord, Prime or the Prime HPT Subsidiary in connection with any exchange contemplated in Section 5.2 or in Section 5.4.

                  Further, at the closing of any such exchange as contemplated in Section 5.2 or in Section 5.4, revenues and expenses respecting the exchanged properties shall be credited or charged, as the case may be, similar to the adjustments with respect to the Hotels as specified in
         Section 9.1 so that the transferor of the operating assets described in the preceding paragraph is given a credit or charge, as the case may be, for all revenues and expenses respecting the transferred assets which are attributable to operations before the closing date of the exchange, and the transferee of the operating assets described in the preceding paragraph is given a credit or charge, as the case may be, for all such revenues and expenses attributable to operations on and after the closing date of the exchange.

                  Following the closing of any exchange as contemplated in
         Section 5.2 or in Section 5.4, the transferor of the operating assets described in the second preceding paragraph shall cooperate with the transferee of such assets in its efforts to obtain new operating permits and licenses for the transferred hotel or modifications to existing operating permits and licenses or, to the extent permitted by applicable law, to maintain the existing operating permits and licenses in effect until such time as the new or modified operating permits and licenses may be obtained. Until such time as such new or modified operating permits and licenses are obtained, the transferor of the operating assets described in the second preceding paragraph, to the extent permitted by applicable law, shall take all steps reasonably necessary to enable the current operating permits and licenses, if any, to be used in the operation of the transferred hotel and to permit the continued operation of the transferred hotel, including, without limitation, the uninterrupted sale and serving of alcoholic beverages at the transferred hotel, if applicable. All costs and expenses incurred by such transferor in connection with the foregoing shall be paid by the transferee, and the transferee shall defend, indemnify and hold such transferor harmless from and against any and all loss, expense (including, without limitation, reasonable attorney's fees and court costs arising from the enforcement of this indemnity), damage and liability arising from the foregoing.

                  5.6 Escrow. In order to facilitate the transactions contemplated in Section 5.1, in Section 5.2 and in Section 5.3, on the Closing Date ShoLodge, Prime and Bankers Trust Company, as escrow agent (the "Escrow Agent") and others named therein, shall enter into the Escrow Agreement in the form of Exhibit I attached hereto (as the same may be amended and supplemented and in effect from time to time, the "Escrow Agreement" and incorporated herein by this reference whereby a limited warranty deed with covenants against grantor's acts, or its local equivalent, for each Development Site and a bill of sale or other transfer document for the remaining portion of the Mt. Laurel Property and the Fairfax County Property, all in form and substance reasonably satisfactory to Landlord and Prime, Seven Million and No/100 Dollars ($7,000,000.00) for the development of a hotel on the Mt. Laurel, New Jersey Development Site and Six Million Nine Hundred Thirty-Two Thousand and No/100 Dollars ($6,932,000.00) for the development of a hotel on the Fairfax County, Virginia Development Site shall be placed in escrow to be held and delivered or invested and disbursed, as applicable, by the Escrow Agent as provided therein.

                  5.7 Condition of Properties. In the event ShoLodge or its designee acquires an Existing HPT Hotel pursuant to an exchange described in Section 5.2, a purchase described in Section 5.3 or an exchange described in Section 5.4, Prime HPT Subsidiary shall cause such Existing HPT Hotel (including, without limitation, the real property, the improvements located on such real property and the furniture, fixtures and equipment located on such real property or within such improvements) at the time of such acquisition by ShoLodge or its designee to be in the same condition as existed on the Effective Closing Date, ordinary wear and tear and conditions resulting from casualty and/or condemnation only excepted; provided, however, such exception for ordinary wear and tear shall not limit the maintenance and repair obligations of the Prime HPT Subsidiary under Article 5 of the HPT Lease, which obligations shall be performed by the Prime HPT Subsidiary as to each Existing HPT Hotel acquired by ShoLodge or its designee. Further, between the Effective Closing Date and the closing of any such exchange or purchase, as applicable, Prime shall not further encumber, or permit the Prime HPT Subsidiary to further encumber, any such property to be acquired by ShoLodge or its designee except in each case required under the HPT Lease or any amendments thereto. Nothing contained herein is intended to modify ShoLodge's right to receive the insurance and/or condemnation proceeds pursuant to
         Section 5.2 of the applicable Option Agreement.

                  5.8 AmeriSuites Name. ShoLodge or the Affiliate of ShoLodge which owns the Mt. Laurel Property, the Fairfax County Property, the Alpharetta Property or the Albuquerque Property, as appropriate, shall have the option, but not the obligation, to operate each such property as an "AmeriSuites" hotel pursuant to the standard license or franchise agreement, if any, then used, or most recently used if a standard license or franchise agreement is not then being used, by Prime to franchise "AmeriSuites" hotels, but with (i) a minimum term of ten (10) years, (ii) no "initial" fee or "license" fee due upon signing such agreement (but with full standard royalty, marketing and reservation fees), and (iii) a right of the licensee or franchisee to terminate without penalty or any termination fee upon at least thirty (30) days prior written notice (provided no written notice of termination shall be required if termination occurs in connection with an exchange contemplated in Section 5.2 or in Section 5.4).

                  5.9 Survival. The provisions of Article V shall survive the Closing of the transactions contemplated herein.

         55. The Agreement is hereby amended by deleting the initial sentence of
Section 6.1 thereof in its entirety and inserting in lieu thereof the following:

         The total purchase price for the STI Assets and the Texas Hotel Operating Assets shall be One Million Six Hundred Seventeen Thousand Six Hundred Twenty Five and No/100 Dollars ($1,617,625.00) (the "Purchase Price").

         56. The Agreement is hereby amended by deleting Section 6.1(a) in its entirety and inserting in lieu thereof the following:

         ShoLoge shall, on the date hereof, pay $29,495.00 to Prime, in cash or other immediately available funds, to an account or accounts designated by Prime prior to the Closing, in return for Prime's delivery of the debt securities referenced in Section 6.1(b) below which are in excess of the Purchase Price by such $29,495.00.

         57. The Agreement is hereby amended by adding the following after the last sentence of Section 6.1:

         The parties hereto agree that the Purchase Price will increase by the Incremental Purchase Price, if and only if Landlord indefeasibly returns the Additional Deposit (as such term is defined in the HPT Lease Amendment) to Prime at which time the Purchase Price shall be paid to ShoLodge in cash or other immediately available funds, to an account or accounts designated by ShoLodge. The "Incremental Purchase Price" shall mean the difference between (i) $382,375.00 and (ii) the amount determined by multiplying Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) by 2.00% and dividing the product of such multiplication by 12, which resulting stream of monthly payment amounts shall be discounted using a discount rate of 9% for the number months that have elapsed between the month in which the Closing occurs and the month in which Landlord indefeasibly returns the Additional Deposit to Prime (including the month in which the Closing and the return of the Additional Deposit occur).

         58. The Agreement is hereby amended by deleting the last sentence of
Section 6.1 thereof in its entirety and inserting in lieu thereof the following:

         The Purchase Price shall be allocated among the STI Assets and the Texas Hotel Operating Assets as set forth on Exhibit N attached hereto and made a part hereof.

         59. The Agreement is hereby amended by deleting Section 6.2 thereof in its entirety.

         60. The Agreement is hereby amended by deleting Section 7.1 thereof in its entirety and inserting in lieu thereof the following:

                  7.1 Construction Contract. At the Closing, Prime shall enter into, and ShoLodge shall cause Moore to enter into, an agreement (the "Construction Contract") in form and substance reasonably satisfactory to Prime and Moore whereby Moore will agree to construct for Prime, and Prime will engage Moore to construct, an AmeriSuites hotel on the property described on Exhibit R attached hereto and incorporated herein by this reference (or on an alternative site as shall be acceptable to Landlord and ShoLodge in their absolute discretion) (the "Prime Development Site"). The Construction Contract shall provide for a fixed price of Seventy-Six Thousand Five Hundred and No/100 Dollars ($76,500.00) per room (including land (to the extent specified below), building and furniture, fixtures and equipment). The parties acknowledge that the fixed price set forth in the preceding sentence includes Prime's out-of-pocket cost of acquisition of the Prime Development Site in the amount of One Million One Hundred Fifteen Thousand and No/100 Dollars ($1,115,000.00), and, thus, Prime's out-of-pocket cost of acquiring the Prime Development Site in the amount of One Million One Hundred Fifteen Thousand and No/100 Dollars ($1,115,000.00) shall be deducted from the fixed price otherwise payable to Moore during the course of construction. Disbursements to Moore of the fixed price will be paid by Prime monthly during construction based upon the percentage of completion, subject to retainage of ten percent (10%). The Construction Contract shall further provide that Moore shall construct on the Prime Development Site a hotel building in accordance with the plans and specifications for a prototypical six (6) story one hundred twenty-four (124) unit Sumner Suites hotel, but with finishes and signage in accordance with the plans and specifications described on Exhibit K attached hereto and incorporated herein by this reference, all in accordance with all applicable laws, regulations, statutes and orders. The parties acknowledge that the Construction Contract shall contain a scheduled completion date, together with delay damages, among other terms, which terms shall be negotiated during the Due Diligence Period. ShoLodge shall join in the Construction Contract for the purpose of guaranteeing the obligations of Moore thereunder. At the Closing, ShoLodge shall cause Moore, at Moore's sole cost and expense, to deliver to Prime a Performance Bond and a Labor and Material Payment Bond relating to the Construction Contract, both in form and substance reasonably satisfactory to Prime and Moore. The provisions of this Section 7.1 shall survive the Closing, but any conflict between the terms of this
         Section 7.1 and the terms of the Construction Contract shall be governed by the Construction Contract.

         61. The Agreement is hereby amended by deleting the language "an agreement (the" from the first sentence of Section 8.1 thereof and inserting in lieu thereof the language "an agreement or agreements (collectively, the ".

         62. The Agreement is hereby amended by deleting the language "one (1) year period" both places it appears in Section 8.1(g) thereof and inserting in lieu thereof the language "eighteen (18) month period" and by deleting the language "initial Closing Date under this Agreement," and inserting in lieu thereof the words "Effective Closing Date".

         63. The Agreement is hereby amended by deleting Section 9.1 thereof in its entirety and inserting in lieu thereof the following:

                  (a) The cash portion of the Purchase Price described in
         Section 6.1(a) shall be increased, by:

                  (i) any cash on hand at the Hotels when a Prime Subsidiary takes possession (any such cash shall be counted by representatives of ShoLodge and Prime on the Effective Closing Date);

                  (ii) any revenue generated by the operation of the Hotels through and including the night of the Effective Closing Date arising from accounts receivable with respect to guests of the Hotels then in occupancy which in the normal course of business would be received after the Effective Closing Date (the amount of such revenue to be determined by representatives of ShoLodge and Prime on the Effective Closing Date);

                  (iii) amounts paid prior to Closing for any ad valorem real estate taxes and assessments relating to the Real Property on account of any period after the Effective Closing Date;

                  (iv) personal property taxes, gross receipts taxes, sales taxes, excise taxes, hotel occupancy taxes or other similar taxes (but excluding income and franchise taxes), if any, relating to the Assets paid prior to Closing on account of any period after the Effective Closing Date;

                  (v) amounts paid prior to Closing under any Operating Agreement, the HPT Lease or any instrument creating a Permitted Exception on account of any period after the Effective Closing Date;

                  (vi) any utility deposits relating to the Assets which are transferred and remain on deposit after Closing for the benefit of a Prime Subsidiary or Prime, as applicable; and

                  (vii) any other charges or fees customarily prorated by a credit to the seller in the jurisdiction in which the Real Property is situated, on customary terms.

                  (b) The cash portion of the Purchase Price described in
         Section 6.1(a) shall be decreased, by:

                  (i) any Advance Payments retained by STI or Southeast, as applicable;

                  (ii) unpaid ad valorem real estate taxes and assessments relating to the Real Property on account of any period on or prior to the Effective Closing Date;

                  (iii) unpaid personal property taxes, gross receipts taxes, sales taxes, excise taxes, hotel occupancy taxes or other similar taxes (but excluding income and franchise taxes), if any, relating to the Assets payable on account of any period on or prior to the Effective Closing Date;

                  (iv) unpaid amounts payable under any Operating Agreement (ShoLodge shall use its best efforts to cause all amounts due under the Operating Agreements to be paid to the Effective Closing Date), the HPT Lease or any instrument creating a Permitted Exception on account of any period on or prior to the Effective Closing Date (for this purpose "Additional Rent" (as defined in the HPT Lease) shall be calculated based on the "Total Hotel Sales" (as defined in the

         HPT Lease) for the current year to the Effective Closing Date compared to "Base Total Hotel Sales" (as defined in the HPT Lease) for the similar period of the applicable "Base Year" (as defined in the HPT Lease));

                  (v) unpaid rates, rents and charges for sewer, water, gas, electricity, telephone and other utility services provided to the Hotels for any period on or prior to the Effective Closing Date (ShoLodge shall use commercially reasonable efforts to cause meters to be read as of the Effective Closing Date);

                  (vi) accrued but unpaid benefits due to employees of the Hotels who are hired by Prime or a Prime Subsidiary, as applicable, which are not paid by STI, ShoLodge or an Affiliate of ShoLodge directly to such employees upon termination of employment; and

                  (vii) any other charges or fees customarily prorated by a charge to the seller in the jurisdiction in which the Real Property is situated, on customary terms.

                  (c) The intent of the foregoing is to credit or charge, as the case may be, STI or Southeast, as applicable, with all revenues and expenses respecting the Assets which are attributable to operations prior to and including the Effective Closing Date and to credit or charge, as the case may be, Prime or a Prime Subsidiary, as applicable, with all such revenues and expenses attributable to operations after the Effective Closing Date. At Closing, STI and Southeast, as applicable, shall provide the Prime HPT Subsidiary and the Prime Texas Subsidiary, as applicable, with a list setting forth advance guest bookings, conventions, meetings and any other booking commitments for the period after the Effective Closing Date.

         64. The Agreement is hereby amended by deleting Section 10.6 thereof in its entirety and inserting in lieu thereof the following:

                  10.6 HPT Closing. All transactions with HPT and Landlord as contemplated in this Agreement shall have closed pursuant to documents in form and substance reasonably satisfactory to ShoLodge, and ShoLodge shall have received (a) a fully executed counterpart of the HPT Lease Amendment; (b) a release by Landlord of STI of and from any liability under the HPT Lease arising after the Effective Closing Date; (c) a release by Landlord of any liability of STI under the HPT Security Agreement and the HPT Assignment and Security Agreement; (d) a release by Landlord of any liability of ShoLodge under the HPT Stock Pledge; and (e) a ratification of the HPT Lease Guaranty as to obligations thereunder after the Effective Closing Date and a supplement to the HPT Lease Guaranty to reflect the partial release described in item (b) of this sentence as to obligations thereunder prior to and including the Effective Closing Date. Further, Landlord's option to exchange the Alpharetta Property for the Mt. Laurel Property and to exchange the Albuquerque Property for the Fairfax County Property shall have been evidenced pursuant to an option agreement in the form of Exhibit J attached hereto and incorporated herein by this reference.

         65. The Agreement is hereby amended by adding in Article X thereof a new Section 10.8 as follows:

                  10.8 Landlord Consent. ShoLodge shall have received the written consent to the Texas Lease from the ground lessor of the Texas Land located in San Antonio, Texas (being the property described on page C-3 of Exhibit C attached hereto) in form and substance reasonably satisfactory to ShoLodge.

         66. The Agreement is hereby amended by deleting Section 11.6 thereof in its entirety and inserting in lieu thereof the following:

                  11.6 HPT Closing. All transactions with HPT and Landlord as contemplated in this Agreement shall have closed pursuant to documents in form and substance reasonably satisfactory to Prime, and Prime shall have received a fully executed counterpart of an amendment to the HPT Lease in the form of Exhibit H attached hereto and incorporated herein by this reference (as further modified, if applicable, to remove any Hotel from the HPT Lease to accomplish a partial termination of this Agreement pursuant to Section 13.3 or Section 13.4 and to reduce minimum rent by the applicable amount set forth in Exhibit C to the HPT Lease) (such amendment being referred to herein as the "HPT Lease Amendment"). Further, (i) Landlord's option to exchange the Albuquerque Property for the Mt. Laurel Property and to exchange the Alpharetta Property for the Fairfax County Property shall have been evidenced pursuant to an option agreement in the form of Exhibit J attached hereto and incorporated herein by this reference, and (ii) Landlord's option to exchange the STI Land located in Irving, Texas (being the property described on page A-25 of Exhibit A attached hereto), along with the hotel and all other improvements located thereon and all assets used in the operation of the current hotel thereon, for the Prime Development Site, along with the hotel and all other improvements located thereon and all assets used in the operation of the current hotel thereon, shall have been evidenced pursuant to an option agreement in the form of Exhibit J attached hereto and incorporated herein by this reference.

         67. The Agreement is hereby amended by deleting Section 11.9 thereof in its entirety and inserting in lieu thereof the following:

                  11.9 Landlord Consent. Prime shall have received the written consent to the Texas Lease from the ground lessor of the Texas Land located in San Antonio, Texas (being the property described on page C-3 of Exhibit C attached hereto) in form and substance reasonably satisfactory to Prime.

         68. The Agreement is hereby amended by deleting Section 11.11 thereof in its entirety.

         69. The Agreement is hereby amended by deleting the last paragraph of
Article XI thereof in its entirety.

         70. The Agreement is hereby amended by deleting the third sentence of
Section 12.1 thereof in its entirety and inserting in lieu thereof the following:

         Unless ShoLodge undertakes to resolve such unacceptable items in a manner acceptable to Prime on or prior to the Closing Date, Prime may, by delivering written notice to ShoLodge on or prior to the Closing Date, terminate this Agreement, whereupon Prime and ShoLodge shall be released and relieved of all further obligations, liabilities and claims hereunder, other than the performance of each party of its Post Termination Obligations.

         71. The Agreement is hereby amended by deleting the fourth, fifth and sixth sentences of Section 12.2 thereof in their entirety and inserting in lieu thereof the following:

         ShoLodge shall also request that HPT forward to Prime a copy of all examinations and inspections which HPT obtained with respect to the Existing HPT Hotels. Should Prime discover any physical condition of the Assets (including, without limitation, any environmental condition) which is not acceptable to Prime and which is not eligible to be repaired with funds then in the "FF&E Reserve" established under the HPT Lease or the Texas Lease, as applicable, Prime shall deliver written notice to ShoLodge on or prior to the last day of the Due Diligence Period specifying in detail all such unacceptable items; provided, however, that with respect to any of the foregoing examinations and inspections obtained by HPT with respect to the Existing HPT Hotels, the deadline for Prime to deliver such written notice to ShoLodge shall end on the later of (i) the last day of the Due Diligence Period or (ii) the date ten (10) days after delivery of such item to Prime or (iii) thirty (30) days after receipt by Prime of written notice from HPT or ShoLodge that any such examinations and inspections obtained by HPT will not be provided to Prime. Unless ShoLodge undertakes to resolve such unacceptable items in a manner acceptable to Prime on or prior to the Closing Date, Prime may, by delivering written notice to ShoLodge on or prior to the Closing Date, terminate this Agreement, whereupon Prime and ShoLodge shall be released and relieved of all further obligations, liabilities and claims hereunder, other than the performance of each party of its Post Termination Obligations.

         72. The Agreement is hereby amended by adding in Article XII thereof a new Section 12.4 as follows:

                  12.4 Objections. Notwithstanding anything to the contrary contained in this Article XII, ShoLodge and Prime acknowledge that Prime has raised objections to the various title, survey and property issues, and Prime hereby does renew its objection to the uncured matters set forth on Exhibit S attached hereto and incorporated herein by this reference (collectively, the "Prime Objections"). ShoLodge has executed and delivered that certain side letter dated July 9, 2000 setting forth the obligation of ShoLodge to cure the Prime Objections or indemnify Prime with respect thereto.

         73. The Agreement is hereby amended by deleting subparagraph (c) of
Section 13.1 thereof in its entirety and inserting in lieu thereof the following:

                  (c) any violation by STI or Southeast, as applicable, or notice of any alleged violation by STI or Southeast, as applicable, of any federal, state or local law, statute, ordinance, rule or regulation, but only as relates to the operations of the Hotels; or

         74. The Agreement is hereby amended by deleting the words "the Additional Hotel Subsidiaries" from the introductory portion of Section 13.2 thereof.

         75. The Agreement is hereby amended by deleting subparagraph (b) of
Section 13.2 thereof in its entirety and inserting in lieu thereof the following:

                  (b) maintain the Equipment in good operating condition and repair and replace with equipment of similar value which is in good operating condition or repair any of the Equipment which shall be worn out, lost, stolen or destroyed (which maintenance, repair and replacement as to the STI Equipment may be made from funds in the "FF&E Reserve" created pursuant to the HPT Lease).

         76. The Agreement is hereby amended by deleting the words "or any separate lease as contemplated in Section 3.8" from subparagraph (g) of Section
13.2 thereof.

         77. The Agreement is hereby amended by deleting subparagraph (m) of
Section 13.2 thereof in its entirety and inserting in lieu thereof the following:

                  (m) maintain the Buildings (including, but not limited to, the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, elevators, boilers, equipment, roofs, structural members and furnaces) in substantially the same condition as they are as of the last day of the Due Diligence Period, reasonable wear and tear excepted (which maintenance as to the STI Buildings may be made from funds in the "FF&E Reserve" created pursuant to the HPT Lease);

         78. The Agreement is hereby amended by changing the reference to "Closing Date" in Section 13.2(l) thereof to "Effective Closing Date".

         79. The Agreement is hereby amended by deleting the initial paragraph of Section 13.3 thereof in its entirety and inserting in lieu thereof the following:

         If on or prior to the Effective Closing Date, any Hotel suffers loss or damage on account of fire, flood, earthquake, accident, act of war, civil commotion or other similar cause or event occurring after the Effective Date such that STI has the right to terminate the HPT Lease as to such Hotel or would have such right if such Hotel were leased by STI pursuant to the HPT Lease and ShoLodge has not repaired such damage on or prior to the Effective Closing Date, Prime shall have the right to terminate this Agreement as to such damaged Hotel (and the Assets related thereto) only by giving written notice to ShoLodge on or prior to the Effective Closing Date, in which event (i) the Purchase Price shall be reduced by the applicable amount as reflected on Exhibit O attached hereto and incorporated herein by this reference, (such reduction to come first from the cash portion of the Purchase Price described in Section 6.1(a) and then from the ShoLodge debt securities described in Section 6.1(b)) and Exhibit N shall be appropriately modified, and (ii) if applicable, the "minimum annual rent" described in Section 4.3 shall be reduced by the applicable amount as specified on Exhibit P attached hereto and incorporated herein by this reference. If Prime fails to terminate this Agreement as to a damaged Hotel (and the Assets related thereto) by giving timely written notice of termination as provided herein or if a Hotel is damaged but the damage is such that Prime does not have an option to terminate this Agreement as to such damaged Hotel (and the Assets related thereto), Prime shall consummate the transactions contemplated hereunder (including, without limitation, as contemplated herein with respect to such damaged Hotel (and the Assets related thereto)), in which event the applicable Prime Subsidiary, except as otherwise provided in the HPT Lease, shall be entitled to all insurance or other proceeds payable by reason of such loss or damage to such damaged Hotel in excess of the amount spent by ShoLodge or a ShoLodge Subsidiary to repair such damage (insurance or other proceeds in such amount being payable to ShoLodge or such ShoLodge Subsidiary), and, in addition, there shall be a reduction in the Purchase Price by the amount by which any deductibles under the policies of insurance covering such loss or damage exceed the amount spent by ShoLodge or a ShoLodge Subsidiary to repair such damage which is not reimbursed from insurance or other proceeds. ShoLodge shall not permit STI to terminate the HPT Lease due to any casualty without the prior written approval of Prime, such written approval not to be unreasonably withheld, delayed or conditioned. In the event of a casualty to an Existing HPT Hotel such that Prime elects to terminate this Agreement as to such Hotel, ShoLodge agrees that, at Prime's request, ShoLodge shall cause STI to terminate the HPT Lease with respect to such Hotel pursuant to the provisions thereof. Further, prior to commencing the repair of any damage following a casualty event which would cost more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the aggregate to repair, ShoLodge shall cause STI to obtain the prior written consent of Prime, not to be unreasonably withheld, conditioned or delayed, to such repair.

         80. The Agreement is hereby amended by deleting Section 13.4 thereof in its entirety and inserting in lieu thereof the following:

                  13.4 Condemnation. In the event of any actual or threatened taking pursuant to the power of eminent domain of all or any portion of any HPT Real Property or the Texas Real Property such that STI has the right to terminate the HPT Lease as to such HPT Real Property or would have such right if such HPT Real Property or such Texas Real Property were leased by STI pursuant to the HPT Lease or any proposed sale in lieu thereof, ShoLodge shall give written notice thereof to Prime promptly after ShoLodge learns or receives notice thereof, and Prime shall have the right to terminate this Agreement as to such HPT Real Property or such Texas Real Property (and the Assets related thereto), as applicable, only by giving written notice to ShoLodge on or prior to the date ten (10) days after receipt of such written notice from ShoLodge, in which event (i) if applicable, the Purchase Price shall be reduced by the applicable amount as reflected on Exhibit O attached hereto and incorporated herein by this reference (such reduction to come first from the cash portion of the Purchase Price described in Section 6.1(a) and then from the ShoLodge debt securities described in Section 6.1(b)) and Exhibit N shall be appropriately modified, and (ii) if applicable, the "minimum annual rent" in Section 4.3 shall be reduced by the applicable amount as specified on Exhibit P attached hereto and incorporated herein by this reference. If Prime fails to terminate this Agreement as to any such HPT Real Property or any such Texas Real Property (and the Assets related thereto), as applicable, by giving timely written notice of termination as provided herein or if the taking or threatened taking of such HPT Real Property or Texas Real Property, as applicable, is such that Prime does not have an option to terminate this Agreement as to such HPT Real Property or such Texas Real Property (and the Assets related thereto), as applicable, Prime shall consummate the transactions contemplated hereunder (including, without limitation, as contemplated herein with respect to such HPT Real Property or such Texas Real Property (and the Assets related thereto), as applicable), in which event the applicable Prime Subsidiary or Prime, as applicable, except as otherwise provided in the HPT Lease, shall be entitled to all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened), but there shall be no reduction in the Purchase Price. ShoLodge shall not permit STI to terminate the HPT Lease due to any taking pursuant to the power of eminent domain without the prior written approval of Prime, such written approval of Prime not to be unreasonably withheld, delayed or conditioned. In the event of a taking with respect to any HPT Real Property, ShoLodge agrees that, at Prime's request, ShoLodge shall cause STI to terminate the HPT Lease with respect to such HPT Real Property pursuant to the provisions thereof.

                  In the event Prime timely elects to terminate this Agreement pursuant to the preceding paragraph with respect to any HPT Real Property or any Texas Real Property (and the Assets related thereto), as applicable, thereafter, ShoLodge and Prime shall be released and relieved of all further obligations, liabilities and claims hereunder with respect to such HPT Real Property or such Texas Real Property (and the Assets related thereto), as applicable, other than the performance by each party of its Post Termination Obligations with respect to such HPT Real Property or such Texas Real Property (and the Assets related thereto), as applicable. Such termination shall not affect the rights and obligations of the parties hereto with respect to the other Assets.

         81. The Agreement is hereby amended by changing the reference to "Closing Date" in Section 15.11 thereof to "Effective Closing Date".

         82. The Agreement is hereby amended by deleting the words "or the Development Site Purchase Price" from the second sentence of Section 15.18 thereof, by deleting the words "prior to the Closing Date" from the second sentence in Section 15.18 thereof and inserting in lieu thereof the words "on or prior to the Effective Closing Date" and by adding the word "Effective" before the words "Closing Date" both places in the third sentence of Section 15.18 thereof.

         83. The Agreement is hereby amended by changing the reference to "Closing Date" in Section 15.20 thereof to "Effective Closing Date".

         84. The Agreement is hereby amended by deleting the initial sentence of
Section 15.21 thereof in its entirety and inserting in lieu thereof the following:

         The amount of the HPT Lease Security Deposit is Twenty-Five Million Five Hundred Seventy-Five Thousand Two Hundred and No/100 Dollars ($25,575,200.00).

         85. The Agreement is hereby amended by deleting Section 17.1 thereof in its entirety and inserting in lieu thereof the following:

                  17.1 Closing. The Closing shall occur on such date as the parties hereto may agree upon in writing for the closing of the transactions contemplated hereby; provided, however, that such date shall not be later than July 21, 2000; provided, further, that if on such date the conditions precedent to Closing set forth in Sections 10.6, 10.8, 11.6 and 11.9 have not been satisfied, ShoLodge, by written notice to Prime, may postpone the Closing while ShoLodge diligently and continuously attempts to satisfy such conditions precedent, such postponed Closing to occur no later than the earlier of (i) the date one hundred five (105) days after the last day of the Due Diligence Period, and (ii) the date fifteen (15) days after such conditions precedent are satisfied.

         86. The Agreement is hereby amended by deleting the language "the HPT Estoppel Certificate," from Section 17.2(a) thereof and inserting in lieu thereof the language "a copy as fully executed of the option agreements whereby Landlord is granted options to exchange the Alpharetta Property for the Mt. Laurel Property and the Albuquerque Property for the Fairfax County Property as described in Section 10.6,".

         87. The Agreement is hereby amended by changing all references to "Closing Date" in Section 17.3 thereof to "Effective Closing Date".

         88. The Agreement is hereby amended by deleting the language "prior to the Closing Date" in the first sentence of Section 17.4 in its entirety and inserting in lieu thereof the language "on or prior to the Effective Closing Date" and changing the reference to "Closing Date" in the second sentence of
Section 17.4 thereof to "Effective Closing Date".

         89. The Agreement is hereby amended by deleting Section 17.5 thereof in its entirety and inserting in lieu thereof the following:

                  17.5 Closing Costs and Expenses. Prime shall pay or cause to be paid the premium for any title policy insuring Prime or a Prime Subsidiary, as applicable, as to the Real Property. All costs of recording the transfer and assignment documents to Prime or a Prime Subsidiary, as applicable, contemplated herein, including, without limitation, any and all real estate transfer taxes, shall be paid in accordance with local custom; provided, however, all recording costs, including, without limitation, any and all real estate transfer taxes, incurred in connection with the closing of (1) the exchanges contemplated in the last sentence of Section 11.6, (2) the purchase by ShoLodge of any property put to ShoLodge pursuant to Section 9(c) of the HPT Lease Amendment, and (3) the purchase by Prime of any property put to Prime pursuant to Section 9(c) of the HPT Lease Amendment and the exchanges contemplated in Section 5.4, in each case shall be paid by ShoLodge. ShoLodge shall also pay (i) all expenses incurred by Landlord which Landlord requests to be reimbursed by Prime or by ShoLodge to Landlord in connection with the exchanges contemplated in the last sentence of Section 11.6, Section 5.3 or Section 5.4, including, without limitation, said expenses in connection with the amendment(s) to the HPT Lease and (ii) all reasonable out-of-pocket expenses, excluding attorneys fees and expenses, incurred by Prime or Prime HPT Subsidiary in connection with the exchange contemplated in the last sentence of Section 11.6 and the purchase and exchange contemplated in Section 5.3 or Section 5.4. Except as set forth in this paragraph or as otherwise expressly provided in this Agreement, each party shall be responsible for the payment of its own attorney's fees, copying expenses and other costs and expenses incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereunder. The provisions of this Section
         17.5 shall survive the Closing and any termination of this Agreement.

         90. The Agreement is hereby amended by deleting the words "and the adjacent bank property" from part (ii) of the initial sentence of Section 17.6 thereof.

         91. The Agreement is hereby amended by deleting Section 18.2 thereof in its entirety and inserting in lieu thereof the following:

                  18.2 Radius Restriction. For a twenty (20) year period commencing on the Effective Closing Date, neither ShoLodge nor any ShoLodge Affiliate shall own, operate or franchise any all-suites hotel substantially similar in nature and kind to the AmeriSuites hotels to be operated by Prime or a Prime Subsidiary, as applicable, as contemplated in this Agreement anywhere within a certain designated area of each Hotel, such area being, as to the Existing HPT Hotels, the applicable "Restricted Trade Area" as set forth in Exhibit B to the HPT Lease, and such area being, as to the Texas Hotels, a three (3) mile radius of each such Texas Hotel. The foregoing, however, shall not apply to the Texas Hotels upon the expiration or earlier termination of the Texas Lease, other than a termination due to a default by Southeast, the hotels developed on the Development Sites or the hotels obtained by ShoLodge or any ShoLodge Affiliate pursuant to Section 5.2,
         Section 5.3 or Section 5.4 and the foregoing shall not limit ShoLodge or any

         ShoLodge Affiliate from (i) developing or constructing any all-suites hotel substantially similar in nature and kind to the AmeriSuites hotels contemplated herein within such restricted area as long as such hotel is both (A) operated by someone other than ShoLodge or a ShoLodge Affiliate, and (B) owned by someone other than ShoLodge or a ShoLodge Affiliate, or (ii) owning, operating or franchising (A) any "Shoney's" brand all-suites hotel within such restricted area, or (B) any other hotel within such restricted area as long as such other hotel is not an all-suites hotel substantially similar in nature and kind to the AmeriSuites hotels contemplated herein. The provisions of this Section
         18.2 shall survive the Closing. Prime shall have the right to any remedies available to it at law or in equity, including without limitation, injunction, in the event ShoLodge or any ShoLodge Affiliate violates the covenant set forth in this Section 18.2.

         92. The Agreement is hereby amended by adding a new Section 18.3, a new
Section 18.4 and a new Section 18.5 at the end of Article XVIII as follows:

                  18.3 HPT Lease Extension. In the event that the HPT Lease extends beyond June 30, 2013 or in the event Landlord or an Affiliate of HPT and the Prime HPT Subsidiary or an Affiliate of Prime enter into a lease with respect to all of the Existing HPT Hotels leased pursuant to the HPT Lease immediately preceding the execution of such lease (including any hotel exchanged for an Existing HPT Hotel as contemplated in the last sentence of Section 11.6) which extends beyond June 30, 2013, then on July 1, 2013, Prime shall pay to ShoLodge an amount equal to Four Million Eight Hundred Seventeen Thousand Eight Hundred Seventy and No/100 Dollars ($4,817,870.00); provided, however, in the event that either (i) any portion of the HPT Lease Security Deposit which relates to an Existing HPT Hotel (or a hotel exchanged for an Existing HPT Hotel as contemplated in the last sentence of
         Section 11.6) either (A) is returned to Prime or the Prime HPT Subsidiary prior to June 30, 2013 for any reason or (B) is applied against any obligation of the Prime HPT Subsidiary in accordance with the terms of the HPT Lease prior to June 30, 2013 due to a default by the Prime HPT Subsidiary under the HPT Lease, or (ii) any portion of the HPT Lease Security Deposit is paid to ShoLodge and Prime pursuant to the last sentence of the initial paragraph of Section 5.3 or the last sentence of the third paragraph of Section 5.4, and the rent payable under the Texas Lease is increased pursuant to Section 4.3 and there has been no default in the payment of such increased rent under the Texas Lease, then the amount payable by Prime to ShoLodge (as previously reduced, if applicable) shall be reduced by an amount equal to the assumed earnings on the portion of the HPT Lease Security Deposit returned, applied or paid, as applicable, at nine percent (9%) interest compounded monthly between the later of (x) July 1, 2011, or
         (y) the date of such return, application or payment, as applicable, and June 30, 2013. The calculation of the amount payable to ShoLodge as set forth in the preceding sentence is described in Exhibit T attached hereto and incorporated herein by this reference. In the event of any conflict between the calculation of the amount payable to ShoLodge as set forth in (x) this Section 18.3 and (y) Exhibit T, the terms of Exhibit T shall govern. The provisions of this Section 18.3 shall survive the Closing. ShoLodge shall have any and all remedies available to it at law or in equity in the event Prime violates the provisions of this Section 18.3.

                  18.4 Option Agreements. From and after the Closing Date, ShoLodge shall not enter into an amendment to the option agreements whereby Landlord is given options to exchange the Alpharetta Property for the Mt. Laurel Property and the Albuquerque Property for the Fairfax County Property as described in Section 10.6 unless such amendment shall have been approved by Prime in writing prior to execution by ShoLodge, such approval not to be unreasonably withheld, delayed or conditioned. The provisions of this Section 18.4 shall survive the Closing.

                  18.5 Development Sites. From and after the Closing Date, and until the release of the transfer documents with respect to a particular Development Site from the escrow described in Section 5.6, ShoLodge agrees with respect to each such Development Site, as appropriate, that (x) it will not sell any interest in the applicable Development Site Subsidiary, (y) it will not allow an applicable Development Site Subsidiary to sell its respective Development Site, and (z) it will prevent each applicable Development Site Subsidiary from encumbering its respective Development Site.

         93. The Agreement is hereby amended by deleting the words "or the Development Site Purchase Price" from subparagraph (c) of Section 19.2 thereof and by deleting the language "on and after the Closing Date" and "on or after the Closing Date" in subparagraph (c) of Section 19.2 thereof and inserting in lieu thereof the language "after the Effective Closing Date".

         94. The Agreement is hereby amended by deleting the words "or the Development Site Purchase Price" from subparagraph (c) of Section 19.3 thereof and by deleting the language "prior to the Closing Date" in subparagraph (c) of
Section 19.3 thereof and inserting in lieu thereof the language "prior to the Effective Closing Date".

         95. The Agreement is hereby amended by deleting the last paragraph of
Section 19.3 thereof in its entirety and inserting in lieu thereof the following.

                  Notwithstanding the foregoing, ShoLodge shall have no obligation to indemnify Prime or the Prime Subsidiaries with respect to any representation or warranty concerning the condition of the STI Assets or the Texas Property or any portion thereof to the extent such condition can be corrected in the ordinary course (by maintenance, repair or replacement) pursuant to the terms of the HPT Lease or the Texas Lease with funds then in the "FF&E Reserve" created pursuant to the HPT Lease or the Texas Lease, as applicable.

         96. The Agreement is hereby amended by adding at the end of Exhibit A thereto the pages A-30, A-31, A-32 and A-33 attached hereto and incorporated herein by this reference.

         97. The Agreement is hereby amended by deleting Exhibit B thereto in its entirety and inserting in lieu thereof the following:

                                    EXHIBIT B

                             [Intentionally Deleted]

         98. The Agreement is hereby amended by deleting Exhibit E thereto in its entirety and inserting in lieu thereof the Exhibit E attached hereto and incorporated herein by this reference.

         99. The Agreement is hereby amended by deleting Exhibit F thereto in its entirety and inserting in lieu thereof the Exhibit F attached hereto and incorporated herein by this reference.

         100. The Agreement is hereby amended by deleting Exhibit G thereto in its entirety and inserting in lieu thereof the Exhibit G attached hereto and incorporated herein by this reference.

         101. The Agreement is hereby amended by deleting Exhibit H thereto in its entirety and inserting in lieu thereof the Exhibit H attached hereto and incorporated herein by this reference.

         102. The Agreement is hereby amended by deleting Exhibit I thereto in its entirety and inserting in lieu thereof the Exhibit I attached hereto and incorporated herein by this reference.

         103. The Agreement is hereby amended by deleting Exhibit J thereto in its entirety and inserting in lieu thereof the Exhibit J attached hereto and incorporated herein by this reference.

         104. The Agreement is hereby amended by deleting Exhibit N thereto in its entirety and inserting in lieu thereof the Exhibit N attached hereto and incorporated herein by this reference.

         105. The Agreement is hereby amended by deleting Exhibit P thereto in its entirety and inserting in lieu thereof the Exhibit P attached hereto and incorporated herein by this reference.

         106. The Agreement is hereby amended by adding at the end thereof the Exhibit R, the Exhibit S and the Exhibit T attached hereto and incorporated herein by this reference.

         107. All provisions of the Agreement not in conflict with this First Amendment shall remain in full force and effect.

         108. Unless otherwise provided to the contrary herein, all capitalized undefined terms used in this First Amendment shall have the meanings assigned to them in the Agreement.

         109. This First Amendment may be executed in multiple counterparts and by different parties on separate counterparts, each of which shall be deemed an original for all purposes, and all of which, when taken together, shall constitute but one and the same First Amendment.

                         (signatures on following page)

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed, all as of the date first above written.

                                            SHOLODGE, INC.

                                            By:
                                               _________________________________
Date:  July __, 2000                        Title:
                                                  ______________________________

                                            PRIME HOSPITALITY CORP.

                                            By:
                                               _________________________________
Date:  July __, 2000                        Title:
                                                  ______________________________

                                    EXHIBIT A

                    (attach pages A-30, A-31, A-32 and A-33)

                                   EXHIBIT E
                                   ---------

                  ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT ("Assignment") is made and delivered on this _____ day of __________, 2000, by SUITE TENANT, INC., a Tennessee corporation ("Assignor"), to GLEN ROCK HOLDING CORP., a Delaware corporation ("Assignee").

                              W I T N E S S E T H :

         WHEREAS, by Lease Agreement dated as of November 19, 1997 (the "Lease Agreement"), HPT Suite Properties Trust, a Maryland real estate investment trust ("Lessor"), as landlord, leased to Assignor, as tenant, certain parcels of land and improvements thereon as more particularly described in the Lease Agreement; and

         WHEREAS, the Lease Agreement was supplemented by those certain letters dated November 19, 1997 (the "1997 Letters") among Hospitality Properties Trust, Lessor, ShoLodge, Inc. and Assignor concerning a Declaration of Restrictions recorded in the Allen County, Indiana Recorder's Office as Document Number 95-028307 and environmental matters related to certain property in San Antonio, Texas, respectively; and

         WHEREAS, the Lease Agreement was amended by that certain First Amendment to Lease Agreement (the "First Amendment") dated as of March 5, 1999, between Lessor and Assignor; and

         WHEREAS, the Lease Agreement was further amended by that certain Second Amendment to Lease Agreement and First Amendment to Incidental Documents (the "Second Amendment") dated as of June 29, 1999, among Hospitality Properties Trust, Lessor, ShoLodge, Inc. and Assignor; and

         WHEREAS, the Lease Agreement was further supplemented by that certain letter dated June 29, 1999 (the "1999 Letter") from Assignor to Lessor concerning revenues from the sale of liquor; and

         WHEREAS, the Lease Agreement was further amended by that certain Third Amendment to Lease Agreement (the "Third Amendment") dated as of March 3, 2000, between Lessor and Assignor; and

         WHEREAS, the Lease Agreement was further amended by that certain Fourth Amendment to Lease Agreement and Amendment to Incidental Documents (the "Fourth Amendment") dated as of May 11, 2000, among Hospitality Properties Trust, Lessor, ShoLodge, Inc. and Assignor (the Lease Agreement as amended or supplemented by the 1997 Letters, the First Amendment, the Second Amendment, the 1999 Letter, the Third Amendment and the Fourth Amendment is collectively referred to herein as the "Lease"); and

         WHEREAS, Assignor now desires to assign its interest under the Lease to Assignee, and Assignee desires to assume all of Assignor's obligations under the Lease which first accrue from and after the date of this Assignment, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby grants, assigns, transfers and sets over to Assignee all of Assignor's right, title and interest in, to and under the Lease (including, without limitation, the "Retained Funds" and the "FF&E Reserve" (both as described in the Lease)) and the leasehold estate of Assignor as created by the Lease, together with any and all easement rights of any kind appurtenant to and benefitting the premises demised under the Lease and with all right, title and interest of Assignor in and to any and all buildings, structures and improvements now or hereafter erected on, over, upon or under the premises demised under the Lease and together with all right, title and interest of Assignor in and to the "Fixtures" and the "Leased Personal Property" (both as described in the Lease).

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, from the date hereof and for the rest of the term mentioned in the Lease, subject to the terms, covenants, provisions and conditions of the Lease, and subject to all existing title encumbrances of record.

         Assignee hereby assumes and agrees to perform all obligations, covenants and agreements of Assignor under the Lease arising after the Effective Closing Date (as defined in the Purchase Agreement described below) and to be bound by all the respective terms and provisions thereof after the Effective Closing Date.

         Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all liability, loss, costs, damages and expenses, including reasonable attorneys' fees, incurred by Assignee as a result of Assignor's failure to perform its obligations under the Lease which arose on or before the Effective Closing Date, including specifically, without limitation, Assignor's failure to comply with Section 4.3.1 of the Lease, even if such failure to comply is discovered after the Effective Closing Date, including, without limitation, with respect to the premises demised under the Lease located in Smyrna, Georgia, San Antonio (Riverwalk), Texas and Austin, Texas.

         Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all liability, loss, costs, damages and expenses, including reasonable attorneys' fees, incurred by Assignor as a result of Assignee's failure to perform its obligations under the Lease which arise after the Effective Closing Date.

         This Assignment is made pursuant to and subject to the terms and provisions of that certain Sale and Purchase Agreement dated March 16, 2000, as amended by that certain First Amendment to Sale and Purchase Agreement dated as of ____________, 2000, both between ShoLodge, Inc. and Prime Hospitality Corp. (collectively, the "Purchase Agreement"); provided, that the indemnities provided in this Assignment shall not be subject to any limitations set forth in the Purchase Agreement.

         Assignor agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts and assurances as Assignee may reasonably require to perfect Assignee's interest in the Lease and the leasehold estate assigned by this Assignment.

         Simultaneously with the execution and delivery of this Assignment, Assignor has executed and delivered to Assignee various other instruments of transfer and conveyance. Nothing herein contained shall be deemed to limit or restrict the properties, assets and rights conveyed, assigned or transferred to or acquired by Assignee by such other instruments.

         This Assignment may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment on the date set forth above.

                                  ASSIGNOR:

                                  SUITE TENANT, INC., a Tennessee corporation

                                  By:
                                      -----------------------------------------
                                  Title:
                                        ---------------------------------------

                                  ASSIGNEE:

                                  GLEN ROCK HOLDING CORP.,
                                  a Delaware corporation

                                  By:
                                      -----------------------------------------
                                  Title:
                                         --------------------------------------

                                    EXHIBIT F

                                  BILL OF SALE

         [Suite Tenant, Inc.] [Southeast Texas Inns, Inc.] (herein "Seller"), a Tennessee corporation having an office at 130 Maple Drive North, Hendersonville, Tennessee 37075, in consideration of Ten and No/100 Dollars ($10.00), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to [Glen Rock Holding Corp.] [May-Ridge, L.P.] (herein "Buyer"), a [Delaware corporation] [Delaware limited partnership] having an office at 700 Route 46 East, Fairfield, New Jersey 07004, all of Seller's right, title and interest in and to the [STI] [Texas] Inventory and the [STI] [Texas] Advance Payments (as those terms are defined in the Purchase Agreement described below).

         This Bill of Sale is made pursuant to and subject to the terms and provisions of that certain Sale and Purchase Agreement dated March 16, 2000, as amended by that certain First Amendment to Sale and Purchase Agreement dated as of _____________, 2000, both between ShoLodge, Inc. and Prime Hospitality Corp. (collectively, the "Purchase Agreement").

         Seller agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts and assurances as Buyer may reasonably require to more fully vest in Buyer title to any and all of the properties transferred by this Bill of Sale.

         Simultaneously with the execution and delivery of this Bill of Sale, Seller has executed and delivered to Buyer various other instruments of transfer and conveyance. Nothing herein contained shall be deemed to limit or restrict the properties, assets and rights conveyed, assigned or transferred to or acquired by Buyer by such other instruments.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed by an officer duly authorized the ____ day of __________, 2000.

                            [Suite Tenant, Inc.] [Southeast Texas Inns, Inc.], a Tennessee corporation

                            By:_________________________________________________

                            Title:______________________________________________

STATE OF ____________      )
COUNTY OF ___________      )

         The foregoing instrument was acknowledged before me this _____ day of __________, 2000, by ____________________, the __________ of [Suite Tenant,
Inc.] [Southeast Texas Inns, Inc.], a Tennessee corporation, on behalf of the corporation.


                              Notary Public
                              My commission expires:
                                                     ___________________________

                                    EXHIBIT G

                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

         FOR VALUE RECEIVED, [Suite Tenant, Inc.] [Southeast Texas Inns, Inc.], a Tennessee corporation ("Assignor"), hereby conveys, assigns, transfers and sets over unto [Glen Rock Holding Corp.] [May-Ridge, L.P.], a [Delaware corporation] [Delaware limited partnership] ("Assignee"), to the extent assignable, all the right, title and interest of Assignor, if any, in and to the [STI] [Texas] Operating Agreements (as that term is defined in the Purchase Agreement described below).

         Assignee hereby accepts the foregoing conveyance, assignment and transfer and hereby assumes all obligations of Assignor under the [STI] [Texas] Operating Agreements accruing after the Effective Closing Date (as defined in the Purchase Agreement described herein).

         Assignor hereby agrees to indemnify and hold Assignee harmless from and against any and all liability, loss, costs, damages and expenses, including reasonable attorneys' fees, incurred by Assignee as a result of Assignor's failure to perform its obligations under the [STI] [Texas] Operating Agreements which arose on or before the Effective Closing Date.

         Assignee hereby agrees to indemnify and hold Assignor harmless from and against any and all liability, loss, costs, damages and expenses, including reasonable attorneys' fees, incurred by Assignor as a result of Assignee's failure to perform its obligations under the [STI] [Texas] Operating Agreements which arise after the Effective Closing Date.

         This Assignment is made pursuant to and subject to the terms and provisions of that certain Sale and Purchase Agreement dated March 16, 2000, as amended by that certain First Amendment to Sale and Purchase Agreement dated as of July 9, 2000, both between ShoLodge, Inc. and Prime Hospitality Corp. (collectively, the "Purchase Agreement"); provided, that the indemnities provided in this Assignment shall not be subject to any limitations set forth in the Purchase Agreement.

         Assignor agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts and assurances as Assignee may reasonably require to perfect Assignee's interest in the properties assigned by this Assignment and Assumption of Contracts.

         Simultaneously with the execution and delivery of this Assignment and Assumption of Contracts, Assignor has executed and delivered to Assignee various other instruments of transfer and conveyance. Nothing herein contained shall be deemed to limit or restrict the properties, assets and rights conveyed, assigned or transferred to or acquired by Assignee by such other instruments.

         This Assignment and Assumption of Contracts may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Contracts the _____ day of _____________, 2000.

                            ASSIGNOR:

                            [Suite Tenant, Inc.] [Southeast Texas Inns, Inc.], a Tennessee corporation

                            By:
                              --------------------------------------------------
                            Title:
                                 -----------------------------------------------

                            ASSIGNEE:
                            [Glen Rock Holding Corp.] [May-Ridge, L.P.], a [Delaware corporation] [Delaware limited partnership]

                            By:
                              --------------------------------------------------
                            Title:
                                 -----------------------------------------------

                                    EXHIBIT H

                               HPT LEASE AMENDMENT

                                (to be attached)

                                    EXHIBIT I

                                ESCROW AGREEMENT

                                (to be attached)

                                    EXHIBIT J

                            FORM OF OPTION AGREEMENT

                                (to be attached)

                                    EXHIBIT N

                            PURCHASE PRICE ALLOCATION

              Present Value of HPT Lease Guaranty
              Deposit                                     $11,000,000

              less reserve for operating deficits          $9,382,375
                                                          -----------

              Purchase Price                               $1,617,625

                                    EXHIBIT P

                               MINIMUM ANNUAL RENT

                               Before July 1, 2011



                   Texas Property                                Amount


                   Grand Prairie, TX                           $1,087,572


                   Houston (Hobby Airport), TX                   982,812


                   San Antonio (Crossroads), TX                  841,860
                                                                 -------


                   Total                                      $2,912,244
                               After June 30, 2011



                   Texas Property                                Amount


                   Grand Prairie, TX                           $1,168,068


                   Houston (Hobby Airport), TX                  1,055,556


                   San Antonio (Crossroads), TX                   904,176
                                                                  -------


                   Total                                       $3,127,800

773436.13


                                    EXHIBIT R

                             PRIME DEVELOPMENT SITE

                          (attach legal description of
                            Utica, Michigan property)

773436.13


                                    EXHIBIT S

                               UNCURED OBJECTIONS

                     See Exhibits to the Indemnity Agreement

773436.13




                                    EXHIBIT T

                             TEXAS RENT CALCULATION